 NEWS RELEASE

MVB Bank completes branch acquisition in West Virginia’s Eastern Panhandle

Increases branch presences to 12 WV locations

Fairmont, WV – August 31, 2015 – MVB Bank today announced it has completed the acquisition of two branches of Susquehanna, a division of Branch Banking and Trust Company. Conversion of systems and MVB branding for the two new branch locations were executed over the weekend following the transaction close and new clients saw no disruption of services.

MVB Bank will assume approximately $69 million of deposits and $17 million of loans and increase its market footprint from three branches in West Virginia’s Eastern Panhandle to five in Berkeley and Jefferson counties.

“This strategic acquisition in the Eastern Panhandle strengthens our presence in the area and provides more opportunities to bring our relationship philosophy to our full spectrum of financial services including banking, mortgage, insurance and wealth management services to serve clients in the market,” said Larry F. Mazza, CEO, MVB Financial Corp. “We welcome our new team members on board to continue to provide our clients with the best possible service experience. Their strong relationships are perfectly aligned with our philosophy of being a trusted partner for our clients.”

The acquisition, which was announced in May 2015, includes two branches in Berkeley County, West Virginia (704 Foxcroft Avenue in Martinsburg, West Virginia, and 5091 Gerrardstown Road in Inwood, West Virginia).  This acquisition represents the third and fourth new branch locations MVB Bank has opened in 2015, increasing the bank’s footprint to 12 locations in West Virginia.

# # #

About MVB

MVB Financial Corp. was formed on January 1, 2004 as a bank holding company and, effective December 19, 2012, elected to become a financial holding company. MVB Financial features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc., Potomac Mortgage Group, Inc. which does business as MVB Mortgage, and MVB Insurance, LLC. The Company's principal executive offices are located at 301 Virginia Avenue, Fairmont, W.Va., 26554-2777, and its telephone number is (304) 363-4800. For additional information regarding MVBF visit ir.mvbbanking.com.  The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. ("MVB Financial" or the "Company") differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from the planned acquisition, by MVB Bank, Inc. ("MVB Bank"), of two branches of Susquehanna Bank in Berkeley County, West Virginia, may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the degree of competition in the geographic and business areas in which MVB Bank operates, integration factors, and the reaction of Susquehanna Bank clients, which bank at the two branches that are planned for acquisition by MVB Bank, to MVB Bank;  (xii) the risk that the new investments to support the growth of MVB Insurance, LLC ("MVB Insurance") may not be fully realized or may take longer than expected due to general economic and market conditions; (xiii) diversion of management time on acquisition or diversified growth issues; and (xiv) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

# # #